A
LLIED
C
APITAL
1919 Pennsylvania Avenue, NW
Washington, DC 20006-3434
202-331-1112
202-659-2053 Fax

March 15, 2005

TRUSTEE:
LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attn: Nick Xeros

UNDERWRITER:
Wachovia Capital Markets LLC
301 South College Street
Charlotte, NC 28288-0166
Attn: Mr. William J. Cohane

RATING AGENCIES:
Moody's Investors Service, Inc.
99 Church Street, 8th Floor
New York, NY 10007
Attn: Penny Leech-Freed

Standard & Poor's Ratings Service
55 Water Street, 41st Floor
New York, NY 10041-0003
Attn: CMBS Surveillance Group

MASTER SERVICER:
Wachovia Securities
Structured Products Services
8739 Research Drive - URP 4
Charlotte, NC 28288-1075
Attn: Carolyn Johnson

RE: WCMS 04-C14, Officer's Certificate

Dear Representatives:

In accordance with the requirements detailed in 3.13 of the Pooling and Servicing Agreement for the above mentioned CMBS pool, Allied Capital Corporation ("ACC"), in its capacity as
Special Servicer, is providing this Officer's Certificate with respect to the following:
(i) Under my supervision, ACC has reviewed its activities for 2004 and its performance under the Pooling and Servicing Agreement;

(ii) To the best of my knowledge, based on this review, ACC has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout its term as Special Servicer which was for the period of 8/25/04 through
12/31/04; and
(iii) ACC has received no notice regarding qualification, or challenging the status, of the
Loan REMIC, REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the
Grantor Trust as a "grantor trust" for income tax purposes under the Grantor Trust
Provisions from the Internal Revenue Service or any other governmental agency or body.

Should you have any questions, please do not hesitate to contact me. I can be reached directly (or via facsimile) 202-973-6375 or via email at kolin@alliedcapital.com.

Sincerely,
Allied Capital Corporation

/s/ Kathleen C. Olin
Kathleen C. Olin
Vice President - Compliance
cc: Norma Kuntz, Vice President, Accounting and Financial Mgmt, Allied Capital
Corporation Allison Benner, Director, Internal Audit, Allied Capital Corporation
Jordan Paul, Managing Director, Special Servicing, Allied Capital Corporation
Greg Askey, Principal
Matthews, Carter and Boyce, P.C.
11320 Random Hills Road, Suite 600
Fairfax, VA 22030-7427